List of Subsidiaries


Corporation                        State of
                                   Incorporation    Status
- -----------                        -------------    ------

New Era Foods Inc.                 Nevada           wholly owned-active
                                                    but no direct business-
                                                    parent company of Premium
                                                    Cigars Wrappers Inc.
                                                    SYBR.Com Inc.


Island Wholesale Grocers Inc.      New York         wholly owned
                                                    inactive


Premium Cigar Wrappers Inc.        New York         active
                                                    majority owned by
                                                    New Era Foods Inc.

Synergy Brands Distribution Inc.   New York         wholly owned
                                                    inactive


PHS Group Inc.                     Pennsylvania     active
                                                    majority owned by
                                                    Beauty Buys.com Inc.
                                                    d.b.a. Pro Set Distributors


SYBR.Com Inc.                      New York         active
                                                    wholly owned by
                                                    New Era Foods Inc.

Net Cigar.Com Inc.                 New York         active
                                                    wholly owned by
                                                    SYBR.Com Inc.

BeautyBuys.com Inc.                New Jersey       active wholly
                                                    owned by
                                                    SYBR.com Inc.

Dealbynet.com Inc.                 New York         active
                                                    wholly owned by
                                                    Supply Chain
                                                    Technologies Inc.

Supply Chain Technologies Inc.     New York         active
                                                    wholly owned
                                                    by SYBR.com Inc.

                                     EX-21